news release

Contact Information:
Steve Berry	Erica Mannion
NeoMagic Corporation	Sapphire Investor Relations, LLC
Chief Financial Officer	Investor Relations
(408) 988-7020	(212) 766-1800

NeoMagic® Corporation Reports Fiscal Q1 2009 Results

Santa Clara, Calif. - May 20, 2008 - NeoMagic Corporation (Nasdaq: NMGC) today reported its financial results for the first quarter of fiscal 2009, ended April 27, 2008. Total revenue for the first quarter of fiscal 2009 was $592 thousand, compared to total revenue of $830 thousand for the fourth quarter of fiscal 2008, and $482 thousand for the first quarter of fiscal 2008. Net income for the first quarter of fiscal 2009 was $4.9 million, or $0.39 per share, compared to a net loss of $4.5 million, or $0.36 per share, in the fourth quarter of fiscal 2008 and a net loss of $3.2 million, or $0.26 per share, in the first quarter of fiscal 2008. Included in the first quarter results was a gain on the sale of patents of $9.5 million or $0.76 per share.

The first quarter fiscal 2009 non-GAAP net loss was $4.2 million, or $0.33 per share, compared to $4.1 million, or $0.33 per share, in the previous quarter and compared to a $3.8 million net loss, or $0.31 per share, in the first quarter of fiscal 2008. Non-GAAP results exclude the impact of stock-based compensation expenses, gains on the sale of patents, and gains and losses recorded for the changes in fair value of warrant liabilities.

“In fiscal Q1 we experienced a pause in our revenue growth, consistent with other handset chip providers in this post-holiday quarter. But I am very pleased with the new design wins we are gathering for our recently introduced MiMagic 8 Applications Processor and our NeoMobileTV Co-processor. Both of these new products have been recognized by our new customers for the exciting mobile TV features they enable. These customers have indicated that they anticipate going into production this calendar year,” said Douglas Young, President and CEO of NeoMagic Corporation.

“We are pleased to have completed a patent sale transaction in February 2008 for net proceeds of $9.5 million,” stated Steve Berry, CFO of NeoMagic.

Dial-in Information
NeoMagic will hold its first quarter fiscal 2009 conference call to discuss the information contained in this press release today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). The call can be accessed via the Internet at www.neomagic.com, “Investor Resources.” The call can also be accessed by dialing 866-238-0826 in the U.S. and 703-639-1158, internationally. There is no passcode. A replay of the call will be available for 7 days beginning on May 20th at 12:30 p.m. Eastern Time (9:30 a.m. Pacific Time). The replay number is 888-266-2081 in the U.S. and 703-925-2533, internationally. The pass code for the replay is 1240311.

The web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About NeoMagic
NeoMagic Corporation delivers semiconductor chips and software that enable new multimedia features for handheld devices. These solutions offer low power consumption, small form-factor and high performance processing. The Company demonstrated one of the first solutions used for H.264 video decoding in a mobile digital TV phone, and is developing and delivering solutions for audio/video processing of the dominant mobile digital TV standards, including ISDB-T, T-DMB and DVB-H. For its complete system solution, NeoMagic delivers a suite of middleware and sample applications for imaging, video and audio functionality, and provides multiple operating system ports with customized drivers for the MiMagic product family. NeoMagic has a strong patent portfolio that covers NeoMagic’s proprietary array processing and other technology. Information on the Company may be found at http://www.neomagic.com.

NeoMagic and the NeoMagic circle logo are registered trademarks, and MiMagic and NeoMobileTV are trademarks, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, related to the Company’s design wins, the expectations of revenue based upon design wins and expected orders from those design wins, new products and revenue opportunities from those new products. These forward-looking statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors, including but not limited to customer acceptance of NeoMagic products, the market acceptance of mobile TV feature phones and other devices developed and marketed by customers that use the Company’s products, the success of customers’ plans to develop multimedia phones, feature phones and other products, the acceptance of advanced multimedia services such as H.264 television on mobile phones and other products, the Company’s ability to execute product and technology development plans on schedule, and the timely availability of sufficient manufacturing capacity at the Company’s foundry to meet future customer demand for products. There is no certainty that current or future design wins will result in revenue for NeoMagic or that customer forecasts will be accurate. Customers may cancel or delay their production orders, projects or switch to other vendors. In addition, customers may fail to achieve their expected sales objectives due to competitive or other reasons resulting in excess or obsolete inventory requiring write-downs and charges to cost of revenue. Additional risks that could affect the Company’s future operating results are more fully described in the Company’s most recent annual report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company, except as may be required by law.

Non-GAAP Reporting - The Company’s management uses non-GAAP measures to evaluate the performance of our business and to estimate future performance. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain gross margin, operating margin, net loss and net loss per share. These non-GAAP results were reached by excluding stock-based compensation expense, gains on the sale of patents, and gains and losses recorded for the changes in fair value of warrant liabilities. We reference those results to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.

Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may differ from the non-GAAP information provided by other companies.

-tables to follow-

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	April 27, 2008	January 27, 2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$3,880	$964
Short-term investments	2,991	500
Accounts receivable, net	268	529
Inventory	3,702	3,715
Other current assets	534	426
Total current assets	11,375	6,134

Property, plant and equipment, net	635	692
Other assets	539	787

Total assets	$12,549	$7,613

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,262	$1,448
Compensation and related benefits	1,402	1,057
Income taxes payable	296	583
Other accruals	246	196
Current portion of capital lease obligations	322	316
Warrant liability	13	38
Total current liabilities	3,541	3,638

Capital lease obligations	256	339
Other long-term liabilities	77	89

Stockholders' equity:
Common stock	39	39
Additional paid-in-capital	122,563	122,071
Accumulated other comprehensive income	44	271
Accumulated deficit	(113,971)	(118,834)
Total stockholders' equity	8,675	3,547

Total liabilities and stockholders' equity	$12,549	$7,613

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	April 27,	January 27,	April 29,
	2008	2008	2007

Net revenue	$592	$830	$482

Cost of revenue	466	703	344

Gross profit	126	127	138

Operating expenses:
Research and development	3,075	2,872	2,963
Sales, general and administrative	1,766	1,781	1,559
Gain on sale of patents	(9,500)	-	-

Total operating expenses	(4,659)	4,653	4,522

Operating income (loss)	4,785	(4,526)	(4,384)

Interest income and other	72	7	193
Interest expense	(10)	(12)	(24)
Gain from change in fair value of warrant liability	24	71	991

Income (loss) before taxes	4,871	(4,460)	(3,224)

Income tax expense (benefit)	8	(10)	21

Net income (loss)	$4,863	$(4,450)	$(3,245)

Basic and diluted net income (loss) per share	$0.39	$(0.36)	$(0.26)

Weighted average common shares
outstanding for basic and diluted	12,456	12,420	12,286

NEOMAGIC CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands)
(Unaudited)
	Three Months Ended
	April 27,	January 27,	April 29,
	2008	2008	2007

GAAP Gross profit	$126	$127	$138

Stock-based compensation included in:
Cost of revenue	8	6	5

Non-GAAP Gross profit	$134	$133	$143

NEOMAGIC CORPORATION
Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Loss from Operations
(In thousands)
(Unaudited)
	Three Months Ended
	April 27,	January 27,	April 29,
	2008	2008	2007

GAAP Income (loss) from operations	$4,785	$(4,526)	$(4,384)

Stock-based compensation included in:
Cost of revenue	8	6	5
Research and Development	273	208	236
Sales, general, and administrative	211	189	212

Gain on sale of patents	(9,500)	-	-

Non-GAAP Loss from operations	$(4,223)	$(4,123)	$(3,931)

NEOMAGIC CORPORATION
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Loss
(In thousands)
(Unaudited)
	Three Months Ended
	April 27,	January 27,	April 29,
	2008	2008	2007

GAAP Net income (loss)	$4,863	$(4,450)	$(3,245)

Stock-based compensation included in:
Cost of revenue	8	6	5
Research and Development	273	208	236
Sales, general, and administrative	211	189	212

Gain on sale of patents	(9,500)	-	-

(Gain) from Change in fair value of warrant liability	(24)	(71)	(991)

Non-GAAP Net loss	$(4,169)	$(4,118)	$(3,783)

NEOMAGIC CORPORATION
Reconciliation of GAAP Net Income (Loss) per share to Non-GAAP Net Loss per share
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	April 27,	January 27,	April 29,
	2008	2008	2007

GAAP Net income (loss) per share	$0.39	$(0.36)	$(0.26)

Stock-based compensation included in:
Cost of revenue	-	-	-
Research and Development	0.02	0.02	0.02
Sales, general, and administrative	0.02	0.02	0.02

Gain on sale of patents	(0.76)	-	-

(Gain) from Change in fair value of warrant liability	-	(0.01)	(0.08)

Non-GAAP Net loss per share (1)	$(0.33)	$(0.33)	$(0.31)

Weighted average common shares
outstanding for basic and diluted	12,456	12,420	12,286

(1) Amounts may not aggregate to the total due to rounding